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                                 AMENDMENT
                                     TO
                    REVOLVING LOAN AND SECURITY AGREEMENT


        This Amendment ("Amendment") to the Revolving Loan and Security Agreement is made as of July __, 1998 by and between NetObjects, Inc., a Delaware corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                 RECITALS:

        A. Customer and IBM Credit have entered into that certain Revolving Loan and Security Agreement dated as of December 23, 1997 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

        B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

        C. IBM Credit is willing to accommodate Customer's request subject to the conditions set forth below.

                                 AGREEMENT

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and IBM Credit hereby agree as follows:

SECTION 1.     Definitions.   All capitalized terms not otherwise defined
herein shall have the respective meanings set forth in the Agreement.

SECTION 2.     Amendment.     The Agreement is hereby amended as follows:

        (A) Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

        The Line of Credit has been increased from Fifteen Million Dollars ($15,000,000) to Nineteen Million Dollars ($19,000,000).

SECTION 3.     Representations and Warranties.    Customer makes to IBM
Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

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SECTION 3.2    Violation of Other Agreements.    The execution and delivery
of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

SECTION 3.3    Litigation.    Except as has been disclosed by Customer to IBM
Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer's ability to perform Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 3.4    Enforceability of Amendment.    This Amendment has been duly
authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

SECTION 4.     Ratification of Agreement.    Except as specifically amended
hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

SECTION 5.     Governing Law.    This Amendment shall be governed by and
interpreted in accordance with the laws which govern the Agreement.

SECTION 6.     Counterparts.     This Amendment may be executed in any number
of counterparts, each of which shall be an original and all of which shall constitute one agreement.

        IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

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

NETOBJECTS, INC.                               IBM CREDIT CORPORATION

By: ______________________________________     By: ______________________________________

Print Name: ______________________________     Print Name: ______________________________

Title: ___________________________________     Title: ___________________________________

Date: ____________________________________     Date: ____________________________________

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